UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1933

Date of Report (Date of earliest event reported): May 18, 2022

SCHOLASTIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19860	13-3385513
(State or Other Jurisdiction ofIncorporation)	(Commission File Number)	(IRS Employer Identification No.)

557 Broadway,
New York, New York	10012
(Address of Principal Executive Offices)	(Zip Code)

(212) 343-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	SCHL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    On May 18, 2022, the Board of Directors elected Linda Li as a director of the Company. Ms. Li was appointed to fill a vacancy in one of the Board seats elected by the Class A stockholders of the Company created by the resignation of Mary Beech as a director in connection with her joining the Company as Chief Marketing and Transformation Officer. Ms. Li is currently the Senior Vice President & General Manager of Wirecutter at The New York Times Company, and brings with her an expertise in driving growth and innovation in both technology and media companies. She first began her career at McKinsey based in China before moving to New York City in 2012 to join the Mayor’s Office in the Economic Development Corporation. Later, Ms. Li stayed focused on strategy, product and operations as she rose in her career, earning a track record of delivering digital growth for which her strategy has a clear focus on building capabilities and developing people to deliver on business goals. Ms. Li has not yet been appointed to any Board committee pending consideration of what would be the most appropriate assignment. Ms. Li will be compensated for her services as a director on the same basis as other non-employee directors of the Company, including annual retainers, eligibility to receive stock-based awards under the Company’s outside director stock incentive plan and the ability to participate in the deferred compensation plan for directors. For a description of non-employee director compensation, including the stock incentive and deferred compensation plans, see “Proposal 1 - Election of Directors - Director Compensation” in the Company’s proxy statement for its 2021 annual meeting of stockholders filed with the Securities and Exchange Commission on August 11, 2021. On May 18, 2022, Ms. Li received a grant of 1,342 stock options and 641 Restricted Stock Units under the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan, representing a pro-rata portion of the current annual grant to non-employee directors as provided in the Plan in the case of a director appointed other than at an annual meeting of stockholders. There have been no transactions within the last fiscal year, or any currently proposed transactions, in which the Company is to be a participant and in which Ms. Li has or had a direct or indirect material interest which would be required to be reported under Item 404(a) of Regulation S-K.

(e)    Not applicable.

(f)    Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: May 23, 2022	By:	/s/ Andrew S. Hedden
	Name:	Andrew S. Hedden
	Title:	Executive Vice President, General Counsel and Secretary

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